SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with James F. Gooch’s appointment as Executive Vice President and Chief Financial Officer of RadioShack Corporation (“RadioShack”), described in Item 5.02 below and incorporated by reference into this Item 1.01, the following sets forth Mr. Gooch’s base salary, sign-on bonus, stock option grant and restricted stock information for calendar year 2006.

Base Annual Salary:	$425,000
Sign-On Bonus:	$50,000
Number of Stock Options (1):	225,000
Number of Shares of Restricted Stock (2):	15,000

(1)	The exercise price per share will be equal to the fair market value (defined as the average of the high and low NYSE sales price) of RadioShack common stock on the first date of Mr. Gooch’s employment. Options vest in annual increments of one-fourth, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates. Assuming continuing service as an employee, options expire seven years from the date of grant.

(2)	Restricted stock vests in annual increments of one-fourth, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates.

In addition, Mr. Gooch will be eligible in calendar year 2006 to participate in the RadioShack Corporation Bonus Plan for Executive Officers (the “Bonus Plan”), which was established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting (the “2004 Plan”). Mr. Gooch will also be eligible in calendar year 2006 to participate in the 2006 annual incentive bonus plan (the “Turn-around Bonus Plan”). Mr. Gooch’s annual incentive bonus measures for the Bonus Plan and the Turn-around Bonus Plan for calendar year 2006 will be the measures for executive officers approved by RadioShack’s Management Development and Compensation Committee of the Board of Directors on March 27, 2006. For 2006, Mr. Gooch is guaranteed a minimum bonus of not less than $175,000.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 31, 2006, RadioShack announced the appointment of James Gooch as its Executive Vice President and Chief Financial Officer of RadioShack, effective August 16, 2006. Mr. Gooch, who is 38, most recently served as Executive Vice President – Chief Financial Officer of Entertainment Publications (a company of InterActiveCorp) since May 2005. From 1996 to May 2005, Mr. Gooch served in various positions at Kmart Corporation, including Vice President, Controller and Treasurer and Vice President, Corporate Financial Planning and Analysis. A copy of the press release announcing Mr. Gooch’s appointment is attached as Exhibit 99.1.

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There is no family relationship between Mr. Gooch and any other executive officer or director of RadioShack, and there is no arrangement or understanding under which he was appointed. All executive officers of RadioShack are appointed by the Board of Directors to serve until their successors are appointed. There are no transactions to which RadioShack or any of its subsidiaries is a party and in which Mr. Gooch has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.

99.1	Press Release, dated July 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 31st day of July, 2006.

RADIOSHACK CORPORATION

/s/ David S. Goldberg
David S. Goldberg Senior Vice President – General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated July 31, 2006.

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